Exhibit 23.3

CONSENT OF BEHRE DOLBEAR & COMPANY (USA)

As independent geological consultants, we hereby consent to the incorporation by reference of our report (and to all references to our firm, including being named as experts) included in or made a part of this Registration Statement on Form S-3 of Uranium Resources, Inc.

/s/  BEHRE DOLBEAR & COMPANY (USA)

Denver, Colorado

June 9, 2011